UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2011

STAPLES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17586 (Commission File Number)	04-2896127 (IRS Employer Identification No.)
Five Hundred Staples Drive, Framingham, MA 01702
(Address of principal executive office and zip code)

Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2011, Staples announced the promotion of Christine Komola to the position of Chief Financial Officer, effective February 1, 2012.   Ms. Komola succeeds John Mahoney as CFO.   Mr. Mahoney will continue to serve as Vice Chairman.   A copy of the press release announcing Ms. Komola's promotion is attached to this Current Report on Form 8-K as Exhibit 99.1.
Ms. Komola, 44, has served as Senior Vice President and Corporate Controller since July 2004. Prior to that, she served as the Vice President, General Merchandise Manager of Furniture and Wholesale from January 2002 to July 2004.  She has also held other roles within Staples since joining in April 1997, including Assistant Controller, Vice President of Planning, Margin and Control, and Chief Financial Officer of Staples.com.
There are no family relationships between Ms. Komola and any director or executive officer of the Company, and Ms. Komola has not been a participant or had an interest in any transaction with Staples that is reportable under Item 404(a) of Regulation S-K.

As of the date of this report, no new compensatory arrangements have been entered into with Ms. Komola in connection with her promotion.

Item 9.01    Financial Statements and Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date	September 29, 2011	By:	/s/ MARK A. WEISS
Mark A. Weiss
Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presss Release dated September 27, 2011

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